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                                                                    EXHIBIT 10.5

                                    INDEMNITY
                               (ADA/ENVIRONMENTAL)

         This Indemnity ("Indemnity") is made this _____ day of _____________, 2003, by NAVARRE CORPORATION, a Minnesota corporation, ("Borrower"), to and for the benefit of THE BUSINESS BANK ("Lender").

                                    RECITALS

         A. Borrower has applied to Lender for a loan ("Loan") in the principal amount of Four Million Five Hundred and Fifty Thousand and 00/100 Dollars ($4,550,000.00). The Loan is evidenced by a Promissory Note (the "Note") and is secured by a Mortgage and Security Agreement and Fixture Financing Statement (the "Mortgage") on real property located in Hennepin County, Minnesota (the "Premises").

         B.       The Borrower is hereinafter referred to as "Indemnitor".

         C. Lender is unwilling to make the Loan to Borrower without an indemnity from Indemnitor against certain matters relating to environmental protection and clean-up and to providing access to or removal of existing barriers to access to the Premises. To induce Lender to enter into and make the Loan, Indemnitor has agreed to provide Lender such indemnity on the terms set forth below.

         NOW, THEREFORE, as a material inducement to Lender to make the Loan, Indemnitor hereby agrees as follows:

         1.       Definitions. As used in this Indemnity:

         a. Governmental Authority. The term "Governmental Authority" means any federal, state or local governmental authority or department now or hereafter authorized to regulate materials and substances in the environment.

         b. Hazardous Materials, Pollutants. The term "Hazardous Materials, Pollutants" means any hazardous, toxic or dangerous substance, waste or material which is or becomes regulated under any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up, including without limitation any substance, waste or material which now or hereafter is (i) designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act (33 U.S.C. Section 1257 et seq.), (ii) defined as a "hazardous waste" under or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), or (iii) defined as a "hazardous substance" in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), and further including petroleum products, asbestos, formaldehyde and urea.

         c. ADA or similar laws. The term "ADA or similar laws" means the Federal Americans With Disabilities Act of 1990 or any federal, state or local statute,

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                  ordinance, rule or regulation pertaining to the providing of access or the removal of existing barriers to access for persons with disabilities.

         2. Indemnification. Indemnitor is aware that Lender is relying on this Indemnity in making the Loan, and Indemnitor hereby indemnifies and agrees to hold harmless Lender and its officers, directors, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and disbursements (collectively "Liabilities") to which Lender or any of the foregoing persons may become subject, insofar as such Liabilities arise out of or are based upon any of the following:

         a. Any violation or alleged violation, with respect to the Premises, of any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up, or any governmental or judicial claim, order or judgment with respect to the clean-up of any Hazardous Materials or Pollutants at or with respect to the Premises;

         b. Any damages to third persons for personal injury or property damage arising from the releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of Hazardous Materials or Pollutants into waters or onto lands, whether or not located within the boundaries of the Premises.

         c. Any violation or alleged violation with respect to the Premises of the ADA or similar laws and any and all expense, cost, loss, liability, including reasonable attorneys fees incurred by Lender in connection with such matters.

         3.       No Limitations.

         a. Indemnitor's obligations under this Indemnity shall not be subject to any non-recourse or other limitation of liability provisions in the Note, the Mortgage or any other instrument or document evidencing or securing the Loan or otherwise executed in connection therewith, and Indemnitor acknowledges that the obligations hereunder are unconditional and are not limited by any such non-recourse or similar limitation of liability provisions.

         b. Indemnitor acknowledges and agrees that the covenants and obligations of Indemnitor set forth in this Indemnity are separate obligations from the obligations evidenced and secured by the Note, Mortgage and other loan documents, and that the covenants and obligations of Indemnitor set forth in this Indemnity are not secured by the Mortgage or any other instrument or document securing the Loan. Indemnitor further acknowledges and agrees that the covenants and obligations of Indemnitor set forth in this Indemnity shall survive any repayment of the Loan, discharge of the Indemnitor by operation of law or foreclosure of the Mortgage, whether judicial or non-judicial, to the maximum extent permitted by law, and if title to the Premises or any interest therein or portion thereof is transferred pursuant to foreclosure proceedings (whether judicial or non-judicial), or by deed in lieu of foreclosure or otherwise in connection with any Event of Default (as defined in the Mortgage), then the

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                  covenants and obligations of Indemnitor set forth in this
                  Indemnity shall survive such transfer, and shall continue in effect for so long as a valid claim may be lawfully asserted with respect to matters for which Lender and its officers, directors, employees and agents are indemnified under this Indemnity. Notwithstanding the foregoing, the indemnity contained herein, it shall not apply with respect to any loss, damage, liability, cost or expense which Indemnitor provides by a preponderance of the evidence was caused solely by or resulted solely from any act or omission of any person, other than an Indemnitor or an agent, employee, invitee or contractor of an Indemnitor and which occurred after the Lender or anyone claiming by, through or under the Lender acquired title to the Mortgaged Property by foreclosure of the Mortgage or deed in lieu of foreclosure or otherwise and took control of the Mortgaged Property.

         c. The provisions of this paragraph 3 shall control over any provision of the Note, the Mortgage or any other loan document which may be to the contrary, and the Note, the Mortgage and any and all such other loan documents shall be construed accordingly.

         4. Time of Payment. The Liabilities for which Lender and its officers, directors, employees and agents are indemnified under this Indemnity shall be reimbursable to Lender as Lender's obligations to make payments with respect thereto are incurred, without any requirement of waiting for ultimate outcome of any litigation, claim or other proceeding, and Indemnitor shall pay such Liability to Lender as so incurred and on demand by notice from Lender itemizing the amounts incurred to the date of such notice. In addition to any remedy otherwise available for failure to periodically pay such amounts, such amount shall bear interest at the Note rate (or the maximum amount permitted by applicable law, if such be less) from the date such amounts are demanded by Lender to date of reimbursement.

         5. Waivers. Indemnitor waives any acceptance of this Indemnity by Lender. The failure of Lender or any other person indemnified hereunder to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give right to any estoppel against Lender or such other person, nor excuse Indemnitor from any obligations hereunder. Any waiver of such right or remedy must be in writing and signed by Lender or such other person.

         6. Enforcement. This Indemnity is subject to enforcement at law and/or equity, including actions for damages and/or specific performance.

         7. Costs and Expenses. Indemnitor agrees to pay on demand all costs and expenses of the Lender, including but not limited to reasonable attorneys fees and costs, environmental consultant and appraisal costs, incurred by Lender in connection with the enforcement of the Indemnity and the collection of any amounts due hereunder.

         8. Successors and Assigns. This Indemnity shall bind the Indemnitor and its heirs, devisees, legatees, administrators, executors, successors and assigns and inure to the benefit of the Lender and its successors and assigns.

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         9.       Governing Law. This Indemnity shall be construed, enforced and otherwise governed by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, this Indemnity has been executed as of the day and year first above written.

                                                NAVARRE CORPORATION, a
                                                Minnesota corporation

                                                By _____________________________

                                                Its ____________________________

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